EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of TriView Capital Management, Inc. as managing member of TriView Global Fund, LLC, certify that (i) the Form 10Q for the period ended March 31, 2006 of TriView Global Fund, LLC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of TriView Global Fund, LLC.


TRIVIEW GLOBAL FUND, LLC
By:	TriView Capital Management, Inc., Managing Member


By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	May 15, 2006